Exhibit 99.1

CORONADO BIOSCIENCES REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2012

Burlington, MA – March 14, 2013 – Coronado Biosciences, Inc. (NASDAQ: CNDO), a biopharmaceutical company focused on the development of novel immunotherapy biologic agents for the treatment of autoimmune diseases and cancer, announced today its financial results for the fourth quarter and year ended December 31, 2012.

“We made significant strides in 2012 towards increasing the value of our product candidates and expanded our pipeline of clinical trials,” said Dr. Harlan F. Weisman, Coronado’s Chairman and CEO. “It was an important year for Coronado in that we signed a collaboration agreement with Dr. Falk Pharma GmbH (Falk) and Ovamed GmbH (Ovamed) for the development of TSO (Trichuris suis ova or CNDO-201) for Crohn’s disease, initiated TRUST-I, our phase 2 clinical trial of TSO in Crohn’s disease, and initiated two investigator-initiated studies evaluating TSO in ulcerative colitis and autism spectrum disorders. Additionally, we commenced a phase 1/2 trial of CNDO-109 activated allogeneic natural killer (NK) cells, our second technology, in acute myeloid leukemia (AML). From a financial standpoint, in 2012, we conducted our first public offering with net proceeds of $26.5 million and secured a $15.0 million loan facility with Hercules Technology Growth Capital to further support our clinical development efforts.

“This is an exciting time for Coronado. We believe results from the two phase 2 trials in Crohn’s disease, and possibly data from the autism study and the recently announced investigator-initiated psoriasis study, have the potential to positively validate the hygiene hypothesis and our mission to provide life-changing therapies for autoimmune diseases during 2013. We are committed to continuing our momentum throughout 2013, starting with the initiation of several more investigator-initiated studies for TSO in various autoimmune diseases in 2013.”

Financial Highlights:

•

Coronado reported a net loss of $8.7 million, or $0.36 per share, for the fourth quarter of 2012 compared to a net loss of $6.7 million, or $0.52 per share, for the fourth quarter of 2011. For the year ended December 31, 2012, Coronado reported a net loss of $ 27.6 million, or $1.27 per share, compared to a net loss of $36.4 million, or $4.74 per share before the common stock dividend to Series A Preferred Stockholders, for 2011.

•

Research and development expenses were $17.5 million for the year ended December 31, 2012, compared to $8.6 million for 2011. General and administrative expenses totaled $8.7 million for the year ended December 31, 2012, compared to $5.8 million for 2011. In 2012, R&D included expenses related to the TSO clinical program and G&A included expenses related to the company’s infrastructure growth and increased business activity.

•

At December 31, 2012, Coronado’s cash and cash equivalents totaled $40.2 million. During the first quarter of 2013, and through March 13, 2013, the company sold an aggregate of approximately 1.4 million shares of common stock under an at market issuance facility for net proceeds of $10.5 million.

Recent Corporate and Scientific Highlights:

•	Initiated phase 1/2 trial of CNDO-109 activated allogeneic NK cells in AML

•

Signed Clinical Trial Agreement with the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health (NIH), to evaluate TSO for the treatment of ulcerative colitis in a multi-center phase 2 clinical trial that will be conducted by the NIAID-funded Autoimmunity Centers of Excellence (ACE)

•

Acquired manufacturing rights to TSO from Ovamed, for North America, South America, and Japan, Coronado’s licensed territory and, in conjunction therewith, acquired a lease agreement to establish a manufacturing facility in Woburn, MA to produce TSO

•	Appointed Dr. Harlan F. Weisman, a director for the company since August 2012, Chairman and CEO

•	Signed Research Collaboration and License Agreement with Freie Universität Berlin for secretory products of Trichuris suis

•	Commenced an investigator-initiated study evaluating TSO in psoriasis

Upcoming Events:

•	ROTH Capital Partners 25th Annual Growth Stock Conference, March 18, 2013

•	Analyst Event, April 9, 2013

Conference Call and Webcast Information

Coronado management will review its fourth quarter and year-end financial results and development programs via conference call and webcast today at 8:30 AM EDT. To participate in the conference call, please dial 877-312-5413 (toll free from the US and Canada), or 253-237-1511 (for international callers). Investors may also access a live audio webcast of the call at www.coronadobiosciences.com on the Events & Webcasts page.

A replay of the webcast will be available shortly after the conclusion of the call. The webcast archive will remain available for one year. An audio replay will also be available shortly after the conclusion of the call and will be made available until March 24, 2013. The audio replay can be accessed by dialing 855-859-2056 (toll free from the US and Canada), or 404-537-3406 (for international callers) and entering Event ID 15400780.

About Coronado Biosciences

Coronado Biosciences is engaged in the development of novel immunotherapy biologic agents. The company’s two principal pharmaceutical product candidates in clinical development are: TSO (Trichuris suis ova or CNDO-201), a biologic for the treatment of autoimmune diseases, such as Crohn’s disease, ulcerative colitis and multiple sclerosis; and CNDO-109, a biologic that activates natural killer (NK) cells, for the treatment of acute myeloid leukemia (AML), multiple myeloma and solid tumors. For more information, please visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the company’s product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include risks relating to the cost, timing, and results of research and development activities, uncertainties relating to preclinical and clinical testing, our ability to attract, integrate and retain key personnel, financing and strategic agreements and relationships, the early stage of products under development, our need for substantial additional funds, government regulation, patent and intellectual property matters, our dependence on third party suppliers, and competition, as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com

Marcy Nanus, Vice President

The Trout Group, LLC.

646-378-2927; mnanus@troutgroup.com

Susan Forman

Dian Griesel Inc.

212-825-3210; susan@dgicomm.com

CORONADO BIOSCIENCES, INC. AND SUBSIDIARY

(A development stage enterprise)

Consolidated Balance Sheets

($ in thousands)

	December 31, 2012	December 31, 2011

ASSETS

Cash and cash equivalents	$40,199	$23,160

Prepaid and other current assets	393	215

Total current assets	40,592	23,375

Property & equipment net	51	—

Other	349	—

Total Assets	$40,992	$23,375

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$5,132	$3,493

Note payable, non-current	12,386	750

Other long-term liabilities	1,441	—

Total Liabilities	18,959	4,243

Stockholders’ Equity	22,033	19,132

Total Liabilities and Stockholders’ Equity	$40,992	$23,375

CORONADO BIOSCIENCES, INC. AND SUBSIDIARY

(A development stage enterprise)

Consolidated Statements of Operations

($ in thousands except for share amounts)

	For the three months ended December 31,		For the twelve months ended December 31,
	2012	2011	2012	2011

Operating expenses:

Research and development	$4,585	$3,442	$17,468	$8,583

General and administrative	2,671	1,790	8,665	5,755

In-process research and development	1,043	—	1,043	20,706

Loss from operations	(8,299)	(5,232)	(27,176)	(35,044)

Interest income	84	54	236	165

Interest expense	(449)	(19)	(670)	(74)

Warrant expense	—	(1,522)	—	(1,407)

Net loss	(8,664)	(6,719)	(27,610)	(36,360)

Common Stock dividend to Series A Convertible Preferred Stockholders	—	—	—	(5,861)

Net loss attributed to Common Stockholders	($8,664)	($6,719)	($27,610)	($42,221)

Basic and diluted net loss per common share	($0.36)	($0.52)	($1.27)	($5.51)

Weighted average common shares outstanding—basic and diluted	24,385,981	12,901,980	21,654,984	7,662,984